                                [UNIVERSAL LOGO]

                             PARTICIPANT MEMORANDUM

                                UNIVERSAL ORLANDO
                              LONG-TERM GROWTH PLAN

PARTICIPANTS/ELIGIBILITY

Selected key employees of Universal Orlando ("UO") or Universal Studios
Recreation Group ("USRG") (jointly, the "Company") are eligible to participate in the Universal Orlando Long-Term Growth Plan (the "Plan"). Eligibility will be limited to: (a) UO Executive Committee members; (b) UO business unit heads; and
(c) select UO and USRG senior executives who, by nature of their position, can and do have measurable impact upon the results and growth of UO.

Plan will not be subject to ERISA, nor qualified under Section 401(a) of the
Internal Revenue Code (the "Code"). Plan will commence on September 1, 2001.

PURPOSE

The purpose of the Plan is to provide selected key employees the opportunity to benefit from the growth in value of Universal Orlando, thus providing an increased incentive for those employees to contribute to the future success and prosperity of UO, enhancing the value of UO for the benefit of UO's partners, and increasing the ability of UO to attract and retain key executives of exceptional skill.

ADMINISTRATION

Except as otherwise provided, the UO Park Advisory Board (the "Board") or such other persons designated by the Board administers the Plan and has full power to grant participation ("Awards"), construe and interpret the Plan, establish and amend rules and regulations for its' administration, and perform all other acts relating to the Plan that it believes reasonable and proper.

After inception, no additional participants may be added to the Plan nor may any additional VARs (as defined below) be granted, except with the unanimous approval of a 3-member subcommittee of the Board, consisting of one representative of each partner of UO (initially, Howie Lipson representing
Blackstone and Ron Meyer representing Universal Studios Group) and one representative of the participants (initially, Tom Williams)

AWARDS

Participation in the Plan will be granted to selected key executives as defined above. Any such employee who has been selected by the Board to participate is herein referred to as a "Participant".

Under the Plan, each Participant will be granted one or more value appreciation rights ("VARs"). The value of such VARs will be determined as defined below. All awards under the Plan will be paid in cash.

VAR

The value of a VAR will, in general, be based upon the growth in market value of the equity ownership interests of the ownership partners (Universal Studios Inc.
and the Blackstone Group, the "Partners") in UO. A pool will be established for valuing the VARs (the "Pool"). The Pool will be equal to 2% of the growth in equity value of UO. The initial equity value will be as detailed in Attachment A hereto.

The value of a VAR will be determined by the following formula:

                                           Total Pool $ Value
            VAR $ Value      =     -----------------------------------
                                     Total Number of VARs outstanding

EXERCISE

Each VAR will be triggered and automatically become exercisable and payable to a
Participant upon the earlier of:

(a)      A change in ownership interest of UO;

(b)      January 1, 2005 (the "Exercise Date").

In the event that a change of ownership interest in UO occurs prior to January
1, 2005, the value of the equity ownership interest of the Partners and the value of the Pool will be determined utilizing the market value realized pursuant to such change in ownership, after accounting for debt. In the event no such change occurs, then the Pool shall be valued utilizing the 9.9 multiple of
EBITDA provided in Attachment A, after accounting for debt and deferred management fees, and will be based on actual EBITDA for the 12 month fiscal period ending December 31, 2004.

DEATH OR TERMINATION OF EMPLOYMENT; ASSIGNMENT

Each award is, during a Participant's lifetime, payable only to the Participant, and neither it nor any right under the Plan is transferable, assignable or subject to attachment, execution or similar process.

If a Participant ceases to be employed by UO or USRG, other than by reason of
Retirement, Disability, Termination (other than Termination for Cause) (each as defined below) or Death, any participation in the Plan, and any VARs granted to
Participant will be cancelled, and all rights under the Plan will terminate on the date of cessation of employment.

If a Participant ceases to be employed by reason of Retirement, Disability, or
Termination (other than Termination for Cause), any VARs held by Participant will continue under the Plan, except that the value of the VAR will be pro-rated by multiplying the value of the VARs held by the following pro-ration calculation:

    Participants' active employment (in months) from Sept. 1, 2001 to date of cessation of employment
    -------------------------------------------------------------------------
         Period between Sept. 1, 2001 and the Exercise Date (in months)

Provided, that in the event of cessation of employment due to Termination (other than Termination for Cause), no Participant will be allowed to continue under the Plan or receive any payout or award thereunder unless they have been an active participant in the Plan for at least 6 months.

If a Participant dies while employed by the Company, or at any time after cessation of employment by reason of Retirement, Disability or Termination
(other than Termination for Cause), any VARs held by the Participant shall continue under the Plan, except that the value of the VAR will be pro-rated by multiplying the value of the VARs held by the following pro-ration calculation:

    Participants' active employment (in months) from Sept. 1, 2001 to date of cessation of employment
    -------------------------------------------------------------------------
         Period between Sept. 1, 2001 and the Exercise Date (in months)

Such award will be payable to the person or persons to whom the Participants'
rights under the Plan shall pass by will or by applicable laws of descent and distributions.

For purposes hereof, "Retirement" means separation from service with the Company on or after the attainment of age 65 or, with the prior written consent of the
Company, retirement at an earlier age. "Disability" means inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that constitutes a permanent and total disability, as defined in Section 22(e)(3) of the Code. The determination whether a Participant has suffered a Disability shall be made by the Board based upon such evidence as it deems necessary and appropriate. "Termination" means any involuntary termination of employment other than Termination for Cause. "Termination for
Cause" means termination of employment with the Company due to insubordination, willful misconduct, willful failure to implement corrective actions, misappropriation of any funds or property of the Company, unreasonable neglect or refusal to perform duties assigned during employment or the conviction of a felony.

AMENDMENT AND TERMINATION OF THE PLAN

At any time, or from time to time, the Board may suspend or terminate the Plan in whole or in part or amend it in such respects as it may deem appropriate;
provided, however, that no amendment, suspension or termination of the Plan may, without the Participant's consent, impair any of the rights or obligations under any VAR previously granted to a Participant.

MISCELLANEOUS

All Awards will be evidenced by written agreements executed by the Board and the
Participant.

The right of the Company to terminate at will (whether by dismissal, discharge or otherwise) a Participant's employment with it at any time is specifically reserved.